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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-41532 and 333-66380) pertaining to the 2000 Equity Incentive Plan, the 2000 Non-Employee Directors' Stock Option Plan and the Coelacanth Corporation 1999 Stock Option Plan and on Form S-3 (Nos. 333-67294, 333-101549, 333-108855, 333-111821 and 333-122214) of our reports dated February
27, 2006, with respect to the consolidated financial statements of Lexicon Genetics Incorporated, Lexicon Genetics Incorporated management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Lexicon Genetics Incorporated, included in the Annual Report (Form 10-K) for the year ended December 31, 2005.


                                        /s/ ERNST & YOUNG LLP

Houston, Texas

February 27, 2006